Exhibit 99.1

Inseego Reports Fourth Quarter and Full Year 2020 Financial Results
Next-generation 5G products account for over 30% of Q4 hardware sales
Inseego mobile solutions now available through all major network operators in the U.S.
Continued momentum with new 5G launches in North America, EMEA, and APAC in 2020
SAN DIEGO—March 1, 2021—Inseego Corp. (Nasdaq: INSG) (the “Company”), a leader in 5G and intelligent IoT device-to-cloud solutions, today reported its results for the fourth quarter and full year ended December 31, 2020. The Company reported fourth quarter net revenue of $86.1 million, GAAP operating loss of $8.6 million, GAAP net loss of $12.7 million, GAAP net loss of $0.14 per share, adjusted EBITDA of $7.0 million, and non-GAAP net loss of $0.07 per share. Cash and cash equivalents at year end was $40.0 million. On a full year basis, 2020 net revenue was $313.8 million, a 43.0% increase year-over-year.
“2020 was an epic year for Inseego in every respect, as we launched our groundbreaking 5G products with mobile operators on four continents, shipped our first fixed wireless access products, unveiled a suite of powerful SaaS cloud solutions and posted record revenues,” said Inseego Chairman and CEO Dan Mondor. “In 2021, we’re focused on bringing new 5G solutions to carrier customers globally, expanding into the enterprise market and driving growth of our cloud SaaS business.”
Corporate Highlights
–2020 full year net revenue of $313.8 million, up 43.0% year-over-year, and Q4 2020 net revenue of $86.1 million, up 64.5% year-over-year
–Year-end cash balance of $40.0 million in the quarter with zero bank debt
IoT & Mobile Solutions
–2020 full year net revenue of $261.2 million, Q4 2020 net revenue of $72.1 million
–Recognized approximately $37.5 million of 5G revenue in 2020
–Launched new 5G solutions in multiple regions: North America with T-Mobile, Verizon, and UScellular, Europe with Swisscom; the, Middle East with Vodafone Qatar; and Japan with Sumitomo subsidiary, Grape One
–Launched the 5G MiFi® M2000 at T-Mobile, the un-carrier’s first and only 5G mobile hotspot, along with Inseego ManageTM device management capability to offer to their 100 million-plus consumer and enterprise customers
–Launched Inseego Manage suite of integrated SaaS applications for service provider and enterprise customers
–Increased Inseego Manage cloud subscriptions to over 3.5 million subscriptions

Enterprise SaaS Solutions
–2020 full year net revenue of $52.6 million, Q4 2020 net revenue of $14.0 million
–Encountered COVID-related installation restrictions and foreign exchange rate headwinds
–Recently announced an agreement for the divestiture of Inseego’s Ctrack business operations in South Africa

“In addition to achieving 43.0% year-over-year top-line growth, we continued to grow our 5G business as well as the SaaS business,” said Inseego CFO Craig Foster. “We’re entering 2021 with a strong balance sheet that enables us to continue developing industry-leading products for customers worldwide.”

Conference Call Information

Inseego will host a conference call and live webcast for analysts and investors today at 5:00 p.m. ET. A Q&A session with analysts will be held live directly after the prepared remarks. To access the conference call:
•Online, visit http://investor.inseego.com
•Phone-only participants can pre-register by navigating to https://dpregister.com/sreg/10151474/e0eaefe9f0
•Those without internet access or unable to pre-register may dial-in by calling:

▪In the United States, call 1-844-763-8274
▪International parties can access the call at 1-412-717-9224

An audio replay of the conference call will be available beginning one hour after the call, through March 15, 2021. To hear the replay, parties in the United States may call 1-877-344-7529 and enter access code 10151474 followed by the # key. International parties may call 1-412-317-0088. In addition, the Inseego Corp. press release will be accessible from the Company’s website before the conference call begins.

About Inseego Corp.

Inseego Corp. (Nasdaq: INSG) is an industry leader in smart device-to-cloud solutions that extend the 5G network edge, enabling broader 5G coverage, multi-gigabit data speeds, low latency and strong security to deliver highly reliable internet access. Our innovative mobile broadband, fixed wireless access (FWA) solutions, and software platform incorporate the most advanced technologies (including 5G, 4G LTE, Wi-Fi 6 and others) into a wide range of products that provide robust connectivity indoors, outdoors and in the harshest industrial environments. Designed and developed in the USA, Inseego products and SaaS solutions build on the company’s patented technologies to provide the highest quality wireless connectivity for service providers, enterprises, and government entities worldwide. www.inseego.com #Putting5GtoWork

Cautionary Note Regarding Forward-Looking Statements

Some of the information presented in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as “may,” “estimate,” “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar words and phrases indicating future results. The information presented in this news release related to our future business outlook, and the future demand for our products, as well as other statements that are not purely statements of historical fact, are forward-looking in nature. These forward-looking statements are made on the basis of management’s current expectations, assumptions, estimates and projections and are subject to significant risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. We therefore cannot guarantee future results, performance or achievements. Actual results could differ materially from our expectations.

Factors that could cause actual results to differ materially from the Company’s expectations include: (1) the future demand for wireless broadband access to data and asset management software and services; (2) the growth of wireless wide-area networking and asset management software and services; (3) customer and end-user acceptance of the Company’s current product and service offerings and market demand for the Company’s anticipated new product and service offerings; (4) increased competition and pricing pressure from participants in the markets in which the Company is engaged; (5) dependence on third-party manufacturers and key component suppliers worldwide; (6) the impact that new or adjusted tariffs may have on the cost of components or our products, and our ability to sell products internationally; (7) the impact of fluctuations of foreign currency exchange rates; (8) the impact of geopolitical instability on our ability to source components and manufacture our products; (9) unexpected liabilities or expenses; (10) the Company’s ability to introduce new products and services in a timely manner, including the ability to develop and launch 5G products at the speed and functionality required by our customers; (11) litigation, regulatory and IP developments related to our products or components of our products; (12) dependence on a small number of customers for a significant portion of the Company’s revenues; (13) the Company’s ability to raise additional financing when the Company requires capital for operations or to satisfy corporate obligations; (14) the Company’s plans and expectations relating to acquisitions, divestitures (including the expected divestiture of Inseego’s Ctrack business operations in South Africa), strategic relationships, international expansion, software and hardware developments, personnel matters and cost containment initiatives, including restructuring activities and the timing of their implementation; and (15) the potential impact of COVID-19 on the business.

These factors, as well as other factors set forth as risk factors or otherwise described in the reports filed by the Company with the SEC (available at www.sec.gov), could cause actual results to differ materially from those expressed in the Company’s forward-looking statements. The Company assumes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as otherwise required pursuant to applicable law and our on-going reporting obligations under the Securities Exchange Act of 1934, as amended.

Non-GAAP Financial Measures

Inseego Corp. has provided financial information in this news release that has not been prepared in accordance with GAAP. Adjusted EBITDA, non-GAAP net loss, non-GAAP net loss per share and non-GAAP operating costs and expenses exclude share-based compensation expense, amortization of intangible assets purchased through acquisitions, amortization of discount and issuance costs related to the Company’s convertible senior notes and term loan, loss on debt conversion and extinguishment relating to convertible senior notes, fair value adjustments on derivative instruments, and non-recurring legal and other expenses. Adjusted EBITDA also excludes interest, taxes, depreciation and amortization (unrelated to acquisitions, the convertible senior notes and the term loans) and foreign currency transaction gains and losses.

Adjusted EBITDA, non-GAAP net loss, non-GAAP net loss per share and non-GAAP operating costs and expenses are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures have limitations as an analytical tool and are not intended to be used in isolation or as a substitute for operating expenses, net loss, net loss per share or any other performance measure determined in accordance with GAAP. We present these non-GAAP financial measures because we consider each to be an important supplemental measure of our performance.

Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company’s performance, prepare forecasts and determine compensation. Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance when planning, forecasting and analyzing future periods. Share-based compensation expenses are expected to vary depending on the number of new incentive award grants issued to both current and new employees, the number of such grants forfeited by former employees, and changes in the Company’s stock price, stock market volatility, expected option term and risk-free interest rates, all of which are difficult to estimate. In calculating non-GAAP financial measures, management excludes certain non-cash and one-time items in order to facilitate comparability of the Company’s operating performance on a period-to-period basis because such expenses are not, in management’s view, related to the Company’s ongoing operating performance. Management uses this view of the Company’s operating performance for purposes of comparison with its business plan and individual operating budgets and in the allocation of resources.

The Company further believes that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision-making. The Company believes that the use of these non-GAAP financial measures also facilitates a comparison of our underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.
In the future, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The limitations of relying on non-GAAP financial measures include, but are not limited to, the fact that other companies, including other companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative tool.

Investors and potential investors are encouraged to review the reconciliation of our non-GAAP financial measures contained within this news release with our GAAP financial results.

Inseego Corp.
Media Contact:
Anette Gaven
+1 (619) 993-3058
Anette.Gaven@inseego.com
or
Investor Relations Contact:
Joo-Hun Kim
MKR Group
+1 (212) 868-6760
joohunkim@mkrir.com

INSEEGO CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net revenues:
IoT & Mobile Solutions	$72,098	$37,325	$261,169	$160,873
Enterprise SaaS Solutions	13,965	15,008	52,663	58,623
Total net revenues	86,063	52,333	313,832	219,496
Cost of net revenues:
IoT & Mobile Solutions	54,007	31,373	202,421	132,980
Enterprise SaaS Solutions	5,610	5,929	20,568	22,545
Total cost of net revenues	59,617	37,302	222,989	155,525
Gross profit	26,446	15,031	90,843	63,971
Operating costs and expenses:
Research and development	15,505	8,525	44,953	23,853
Sales and marketing	9,901	8,145	35,750	28,914
General and administrative	7,432	6,241	30,689	27,327
Amortization of purchased intangible assets	817	846	3,175	3,421
Impairment of capitalized software	1,410	—	1,410	—
Total operating costs and expenses	35,065	23,757	115,977	83,515
Operating loss	(8,619)	(8,726)	(25,134)	(19,544)
Other income (expense):
Loss on debt conversion and extinguishment, net	—	—	(76,354)	—
Interest expense, net	(1,745)	(5,045)	(9,942)	(20,381)
Other income (expense), net	(1,826)	417	992	351
Loss before income taxes	(12,190)	(13,354)	(110,438)	(39,574)
Income tax provision (benefit)	555	(257)	748	536
Net loss	(12,745)	(13,097)	(111,186)	(40,110)
Less: Net loss (income) attributable to noncontrolling interests	—	42	(29)	(15)
Net loss attributable to Inseego Corp.	(12,745)	(13,055)	(111,215)	(40,125)
Series E preferred stock dividends	(848)	(230)	(2,904)	(361)
Net loss attributable to common shareholders	$(13,593)	$(13,285)	$(114,119)	$(40,486)
Per share data:
Net loss per common share:
Basic and diluted	$(0.14)	$(0.17)	$(1.19)	$(0.52)
Weighted-average shares used in computation of net loss per common share:
Basic and diluted	99,014,857	80,447,679	96,111,547	78,322,496

INSEEGO CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$40,015	$12,074
Accounts receivable, net	29,940	19,656
Inventories, net	33,952	25,290
Prepaid expenses and other	10,201	7,117
Total current assets	114,108	64,137
Property, plant and equipment, net	13,699	10,756
Rental assets, net	6,109	5,385
Intangible assets, net	51,487	44,392
Goodwill	32,511	33,659
Right-of-use assets, net	9,092	2,657
Other assets	388	387
Total assets	$227,394	$161,373
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$52,339	$26,482
Accrued expenses and other current liabilities	23,373	18,048
DigiCore bank facilities	—	—
Total current liabilities	75,712	44,530
Long-term liabilities:
2025 Notes, net	165,147	—
2022 Notes, net	—	101,334
Term loan, net	—	46,538
Deferred tax liabilities, net	4,505	3,949
Other long-term liabilities	9,929	2,380
Total liabilities	255,293	198,731
Stockholders’ deficit:
Preferred stock	—	—
Common stock	99	82
Additional paid-in capital	711,487	584,862
Accumulated other comprehensive loss	(6,972)	(3,879)
Accumulated deficit	(732,422)	(618,303)
Total stockholders’ deficit attributable to Inseego Corp.	(27,808)	(37,238)
Noncontrolling interests	(91)	(120)
Total stockholders’ deficit	(27,899)	(37,358)
Total liabilities and stockholders’ deficit	$227,394	$161,373

INSEEGO CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Cash flows from operating activities:
Net loss	$(12,745)	$(13,097)	$(111,186)	$(40,110)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	11,998	5,656	27,946	18,426
Provision for bad debts, net of recoveries	272	24	512	715
Impairment of capitalized software	1,410	—	1,410	—
Provision for excess and obsolete inventory	108	591	538	980
Share-based compensation expense	2,231	1,347	10,419	7,302
Amortization of debt discount and debt issuance costs	384	2,443	4,016	9,772
Fair value adjustment on derivative instrument	1,969	—	597	—
Loss on debt conversion and extinguishment, net	—	—	76,354	—
Deferred income taxes	549	(585)	659	(598)
Other	617	(509)	667	840
Changes in assets and liabilities:
Accounts receivable	8,268	2,289	(10,797)	377
Inventories	(11,258)	(552)	(13,336)	(3,077)
Prepaid expenses and other assets	848	3,634	(3,070)	(901)
Accounts payable	1,917	(4,109)	27,087	(12,996)
Accrued expenses, income taxes, and other	(3,230)	(133)	8,234	1,271
Net cash provided by (used in) operating activities	3,338	(3,001)	20,050	(17,999)
Cash flows from investing activities:
Purchases of property, plant and equipment	(652)	(2,452)	(5,736)	(6,621)
Proceeds from the sale of property, plant and equipment	65	63	392	517
Additions to capitalized software development costs and purchases of intangible assets	(9,153)	(5,309)	(29,369)	(22,109)
Net cash used in investing activities	(9,740)	(7,698)	(34,713)	(28,213)
Cash flows from financing activities:
Gross proceeds from the issuance of 2025 Notes	—	—	100,000	—
Payment of issuance costs related to 2025 Notes	(45)	—	(3,645)	—
Payoff of term loan and related extinguishment costs	—	—	(48,830)	—
Cash paid to investors in private exchange transactions	—	—	(32,062)	—
Gross proceeds received from issuance of Series E preferred stock	—	—	25,000	10,000
Repurchase of Series E preferred stock	—	—	(2,354)	—
Proceeds from the exercise of warrants to purchase common stock	—	6,903	1,861	17,542
Net borrowing of bank and overdraft facilities	(309)	112	(199)	(1,047)
Principal payments under finance lease obligations	(513)	(227)	(2,756)	(1,022)
Proceeds from stock option exercises and employee stock purchase plan, net of taxes paid on vested restricted stock units	2,194	1,739	5,066	1,996
Net cash provided by (used in) financing activities	1,327	8,527	42,081	27,469
Effect of exchange rates on cash	3,096	301	523	(259)
Net increase (decrease) in cash, cash equivalents and restricted cash	(1,979)	(1,871)	27,941	(19,002)
Cash, cash equivalents and restricted cash, beginning of period	41,994	13,945	12,074	31,076
Cash, and cash equivalents, end of period	$40,015	$12,074	$40,015	$12,074

INSEEGO CORP.
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31, 2020		Year Ended December 31, 2020
	Net Loss	Net Loss Per Share	Net Loss	Net Loss Per Share
GAAP net loss	$(12,745)	$(0.13)	$(111,186)	$(1.16)
Adjustments:
Share-based compensation expense(a)	2,231	0.02	10,419	0.11
Purchased intangibles amortization(b)	1,287	0.01	4,982	0.05
Debt discount and issuance costs amortization (c)	384	0.01	4,016	0.04
Fair value adjustment on derivative instrument (d)	1,969	0.02	597	0.01
Loss on debt conversion and extinguishment (e)	—	—	76,354	0.80
Non-recurring costs(f)	—	—	2,347	0.02
Non-GAAP net loss	$(6,874)	$(0.07)	$(12,471)	$(0.13)
(a)     Includes share-based compensation expense recorded under ASC Topic 718.
(b)    Includes amortization of intangible assets purchased through acquisitions.
(c)    Includes the debt discount and issuance costs amortization related to the 2022 Notes and 2025 Notes.
(d)    Includes the fair value adjustment related to the Company’s interest make-whole derivative instrument.
(e)    Includes the loss on debt conversion and extinguishment of the 2022 Notes and 2025 Notes.
(f) Includes non-recurring legal settlement costs and product transition costs.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

INSEEGO CORP.
Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
Three Months Ended December 31, 2020
(In thousands)
(Unaudited)

	GAAP	Share-based compensation expense (a)	Purchased intangibles amortization (b)	Non-GAAP
Cost of net revenues	$59,617	$287	$470	$58,860
Operating costs and expenses:
Research and development	15,505	531	—	14,974
Sales and marketing	9,901	536	—	9,365
General and administrative	7,432	877	—	6,555
Amortization of purchased intangible assets	817	—	817	—
Impairment of purchased intangible assets	1,410	—	—	1,410
Total operating costs and expenses	$35,065	$1,944	$817	$32,304
Total		$2,231	$1,287
(a)    Includes share-based compensation expense recorded under ASC Topic 718.
(b)    Includes amortization of intangible assets purchased through acquisitions.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

INSEEGO CORP.
Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
Twelve Months Ended December 31, 2020
(In thousands)
(Unaudited)

	GAAP	Share-based compensation expense (a)	Purchased intangibles amortization (b)	Non-recurring costs (c)	Non-GAAP
Cost of net revenues	$222,989	$1,583	$1,807	$997	$218,602
Operating costs and expenses:
Research and development	44,953	2,823	—	—	42,130
Sales and marketing	35,750	2,346	—	—	33,404
General and administrative	30,689	3,667	—	1,350	25,672
Amortization of purchased intangible assets	3,175	—	3,175	—	—
Impairment of capitalized software	1,410	—	—		1,410
Total operating costs and expenses	$115,977	8,836	3,175	1,350	$102,616
Total		$10,419	$4,982	$2,347
(a)    Includes share-based compensation expense recorded under ASC 718.
(b)    Includes amortization of intangible assets purchased through acquisitions.
(c)    Includes non-recurring legal settlement costs and product transition costs.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

INSEEGO CORP.
Reconciliation of GAAP Loss before Income Taxes to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended December 31, 2020	Year Ended December 31, 2020
Loss before income taxes	$(12,190)	$(110,438)
Depreciation and amortization(a)	11,998	27,946
Share-based compensation expense(b)	2,231	10,419
Loss on debt conversion and extinguishment (c)	—	76,354
Non-recurring costs(d)	1,410	3,757
Interest expense, net(e)	1,745	9,942
Other income, net(f)	1,826	(992)
Adjusted EBITDA	$7,020	$16,988
(a)    Includes depreciation and amortization charges, including amortization of intangible assets purchased through acquisitions.
(b)    Includes share-based compensation expense recorded under ASC Topic 718.
(c)    Includes the loss on debt conversion and extinguishment of the 2022 Notes and 2025 Notes.
(d)    Includes non-recurring legal settlement costs, product transition costs, and impairment of capitalized software.
(e) Includes debt discount and issuance costs amortization related to the 2022 Notes and 2025 Notes.
(f)    Includes the fair value adjustment related to the Company’s interest make-whole derivative instrument, as well as foreign currency transaction gains and losses, net of the gain on the sale of certain fixed assets.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

INSEEGO CORP.
Quarterly Net Revenues by Product Grouping
(In thousands)
(Unaudited)

	Three Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
IoT & Mobile Solutions (a)	$72,098	$77,342	$69,314	$42,415	$37,325
Enterprise SaaS Solutions	13,965	12,898	11,375	14,425	15,008
Total net revenues	$86,063	$90,240	$80,689	$56,840	$52,333

(a)    Effective in the third quarter ended on September 30, 2020, IoT & Mobile Solutions now includes the Company’s Device Management System revenue stream, rebranded as Inseego Subscribe™, and all prior period balances have been reclassified from Enterprise SaaS Solutions.